UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  November 1, 2007

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-16106	41-1347235
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5480 Nathan Lane North, Plymouth, MN 55442
(Address of principal executive offices) (Zip Code)

(763) 476-6866
(Registrant's telephone number, including area code)

 2950 N.E. 84TH Lane Blaine, MN 55449
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01Other Events

Elimination of Lease Obligations

On October 30, 2007, APA Enterprises closed on the purchase of the property in Blaine, Minnesota that it leased from Jain-Olson Properties. This location had previously served as the Company’s headquarters.  Immediately following the transaction, the Company sold the property to a third party.

These transactions have eliminated the lease obligations of the Company related to this location.  As a result, approximately $300,000 of accrued obligations related to this lease in conjunction with the discontinuation of the Optronics segment during the fiscal quarter ended June 30, 2007 will be taken into income during the three months ending December 31, 2007.

Earlier in the month, the Company successfully entered into a lease agreement for its Aberdeen, South Dakota facility which allows the tenant first opportunity to purchase the building over the upcoming three year period.

Item 9.01 Financial Statements and Exhibits

Exh 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2007	APA ENTERPRISES, INC.

	By	/s/ Cheri Beranek Podzimek
Cheri Beranek Podzimek, Chief Executive Officer (Principal Executive Officer) and authorized signatory